Exhibit 99.2

News Release

Superior Industries Announces Transformative

Acquisition of Germany-based UNIWHEELS AG

Transaction Highlights:

•	Accretive transaction creates one of the largest global automotive OEM aluminum wheel suppliers

•	Positions the combined company as a leading global partner to automotive OEMs in Europe and North America

•	Leverages process, product and engineering capabilities of both companies

•	Delivers industry-leading product technologies through a globally competitive manufacturing footprint

•	Funding provided by consortium of banks and strategic investor, TPG Growth

SOUTHFIELD, MICHIGAN – March 23, 2017 – Superior Industries International, Inc. (“Superior”) (NYSE:SUP), the largest manufacturer of aluminum wheels for light vehicles in North America, announced today that it will commence a tender offer for 100% of the outstanding shares of UNIWHEELS AG (“UNIWHEELS”) (UNW-PL) on March 23, 2017. This tender offer is being commenced in connection with an agreement by the owner of 61% of the outstanding UNIWHEELS shares, UNIWHEELS Holdings (Malta) Ltd. (“UNIWHEELS Malta”), which has irrevocably agreed to tender its shares. The tender offer is not conditioned on receipt of any antitrust approvals. The aggregate equity purchase price, assuming all outstanding shares are tendered, is anticipated to be approximately $715 million.

Headquartered in Germany, UNIWHEELS is the third largest supplier of aluminum wheels to the European OEM automotive market, as well as Europe’s leading manufacturer of aluminum wheels for the automotive aftermarket. UNIWHEELS’ shares are traded on the Warsaw Stock Exchange under the ticker UNW. UNIWHEELS’ primary customers include Audi/Bentley/Porsche/Skoda/Volkswagen, BMW, Jaguar Land Rover, Mercedes/AMG, PSA Group, Volvo, among others.

The transaction will be funded through a combination of debt, preferred equity, and balance sheet cash. The preferred equity will be purchased by TPG Growth. The transaction has been approved by the Boards of Directors of Superior and UNIWHEELS Malta. The tender offer is expected to close around the end of May 2017.

“This is a highly transformative and synergistic transaction that will deliver meaningful benefits to all of the stakeholders and positions the combined company extremely well for future growth,” stated Don Stebbins, Superior’s President and Chief Executive Officer. “The acquisition immediately establishes us as a leading global supplier of aluminum wheels, diversifies our customer base and end markets, expands our geographic reach, and creates a platform to better serve our global customers. This is a remarkable opportunity for Superior, UNIWHEELS, and our collective employees and shareholders.”

“We are truly delighted to join forces with Superior. The combination brings together highly complementary product technologies and manufacturing processes, creating global scale and positioning the business for profitable and sustainable growth. The combination of UNIWHEELS’ and Superior’s management teams, its workforce and operations will strengthen relationships with OEMs throughout the world,” added Dr. Thomas Buchholz, Chief Executive Officer and Chairman of UNIWHEELS’ Executive Board.

Ransom Langford, a Partner at TPG Growth added, “We are excited to be involved in this transformational transaction. Superior’s acquisition of UNIWHEELS creates a powerful, global platform that will integrate UNIWHEELS’ expertise in Europe with Superior’s expertise in North America.”

Strategic Rationale

Transformational: Creates one of the largest global providers of aluminum wheels for the automotive OEM market with a diversified customer base and geographic reach.

Platform for future growth: Leverages global manufacturing capacity of the combined business, creating a larger platform for further investment to design and manufacture the most innovative products for our customers.

Strong operating teams: Bolsters the combined company’s human capital by bringing together two highly skilled organizations; UNIWHEELS’ focus in Europe and Superior’s operations in North America.

Diversification: Creates a diversified global supplier of aluminum wheels with a solid footprint in Europe and North America, while enhancing relationships with its OEM partners. Includes #1 automotive aftermarket aluminum wheel manufacturer in Europe.

Increased scale: Delivers benefits from complementary R&D, engineering capabilities and process technologies that will enhance overall operational efficiency.

Financial benefits: Immediately accretive to earnings per share. With no manufacturing overlap, the combined business will require minimal restructuring actions and create long-term value for Superior’s shareholders. Superior anticipates $15 million in annual run-rate synergies by 2020. Sales and volumes are balanced between North America and Europe.

Summary Terms of Agreement

Superior will immediately commence a tender offer for 100% of the outstanding shares of UNIWHEELS. The owner of 61% of UNIWHEELS outstanding shares, UNIWHEELS Malta, has irrevocably agreed to tender its shares. Completion of the tender offer, which is subject to the condition that at least 75% of the outstanding UNIWHEELS shares are tendered, is expected to be completed around the end of May 2017. The tender offer is not conditioned on receipt of any antitrust approvals.

Under the terms of the agreement:

•	UNIWHEELS Malta will receive cash consideration of 226.5zl per share upon close of the tender offer.

•	UNIWHEELS public shareholders will receive cash consideration of approximately 236zl per share, equivalent to the volume-weighted-average-price for the prior three months.

•	The tender offer subscription period will commence promptly following expiry of the mandatory waiting period under Polish security regulations, which is expected on or about April 12, 2017 and after commencement, UNIWHEELS shareholders will have 40 days to tender their shares, unless extended by Superior.

The transaction is subject to customary and other terms and conditions set forth in the acquisition agreement, which Superior will file shortly with the SEC on Form 8-K.

Transaction Financing

To support the acquisition of 100% of UNIWHEELS’ shares outstanding, the transaction is to be financed with approximately $660 million of newly funded debt, consisting of a $400 million Senior Secured Term Loan B and $260 million of Senior Unsecured Notes, as well as $150 million of Preferred Equity, consisting of $100 million of Series A convertible redeemable preferred stock and $50 million of Series B preferred stock. A $150 million revolving credit facility also will be obtained.

The $150 million of Preferred Equity will be purchased by TPG Growth. As part of its investment, upon funding, TPG Growth will nominate one individual to Superior’s Board of Directors. The debt financing will be provided by a consortium of banks including Citibank NA, JP Morgan, Royal Bank of Canada and Deutsche Bank.

Following completion of the transaction and reflecting its new capital structure, Superior anticipates that it will reduce its annual dividend from $0.72 per share to $0.36 per share.

Advisors

Evercore is serving as lead financial advisor, with Pricewaterhouse Coopers LLP and Ernst & Young LLP also providing transaction support. Winston & Strawn LLP is lead legal counsel to Superior, while Allen & Overy LLP, Heuking Kühn Lüer Wojtek, and SMM Legal also are acting as legal counsel.

Conference Call

Superior will host a conference call beginning at 8:30 AM EDT / 1:30 PM CET on Thursday, March 23, 2017. The conference call may be accessed by dialing (800) 723-6575 from the U.S. or (785) 830-1997 if dialing internationally, and using the required pass code 7147107. The live conference call can also be accessed by logging into the company’s website at www.supind.com. Interested parties are invited to listen to the webcast. In addition, a presentation will be posted on the Superior’s website and referred to during the conference call. A replay of the webcast will be available on the company’s website immediately following the conclusion of the call.

About Superior Industries

Headquartered in Southfield, Michigan, Superior is the largest manufacturer of aluminum wheels for passenger cars and light-duty vehicles in North America. From its facilities in the U.S. and Mexico, the company supplies aluminum wheels to the original equipment market. Superior’s primary customers include BMW, FCA, Ford, General Motors, Mazda, Nissan, Subaru, Tesla, Toyota and Volkswagen. For more information, visit www.supind.com.

About UNIWHEELS

UNIWHEELS is one of the leading manufacturers of aluminum wheels for passenger cars and light-duty vehicles in Europe and is one of the few technology leaders worldwide in the aluminum wheel industry. UNIWHEELS is the third largest European supplier of OEM wheels for the automotive industry as well as the market-leading manufacturer of alloy wheels for the aftermarket in Europe. It includes the well-known brands ATS, RIAL, ALUTEC, and ANZIO. The company has four production facilities, of which three are located in Poland and one in Germany. For more information, visit www.uniwheels.com.

About TPG Growth

TPG Growth is the middle market and growth equity investment platform of TPG, the global private investment firm. With over $7 billion of assets under management, TPG Growth targets investments in a broad range of industries and geographies. TPG Growth has the deep sector knowledge, operational resources, and global experience to drive value creation, and help companies reach their full potential. The firm is backed by the resources of TPG, which has approximately $70 billion of assets under management. For more information, visit www.tpggrowth.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “may,” “should,” “could,” “will,” “expects,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, the 2017 outlook included herein, and the company’s strategic and operational initiatives, including obtaining integration synergies, product mix and overall cost improvement and are based on current expectations, estimates, and projections about the company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in the company’s Securities and Exchange Commission filings and reports, including the company’s Annual Report on Form 10-K for the year-ended December 25, 2016, Quarterly Reports on Form 10-Q and other reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Contacts:

Superior Investor Relations / Media Contacts:

Troy Ford

(248) 234-7104

Clermont Partners

Victoria Sivrais

(312) 690-6004

vsivrais@clermontpartners.com